UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 17, 2014

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	001-33959	87-0578370

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 8, Huaye Road

Dongbang Industrial Park

Changshu, China 215534

(Address of Principal Executive Offices)

(86) 512-52680988

Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Change in Registrant’s Certifying Accountant.

As described in the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 23, 2014 (the “Initial 8-K”), on October 17, 2014, the Audit Committee of the Board of Directors of Sutor Technology Group Limited (the “Company”) dismissed Grant Thornton, the China member firm of Grant Thornton International (“Grant Thornton”) as the Company’s independent registered public accounting firm and appointed BDO China Shu Lun Pan Certified Public Accountants LLP as the Company’s new independent registered public accounting firm.

The Company provided Grant Thornton with a copy of the Initial 8-K prior to its filing with the SEC and requested Grant Thornton to furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. After the Initial 8-K was filed, the Company received the letter from Grant Thornton. As a result, the sole purpose of this amendment to the Initial 8-K is to include as an exhibit the letter from Grant Thornton, dated October 23, 2014 stating that Grant Thornton is in agreement with the statements made in the Company’s Initial 8-K pertaining to Grant Thornton.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1	Letter from Grant Thornton to the U.S. Securities and Exchange Commission dated October 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutor Technology Group Limited

Date: October 24, 2014

/s/ Zhuo Wang
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

16.1	Letter from Grant Thornton to the U.S. Securities and Exchange Commission dated October 23, 2014.